UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement

At the 2007 Annual and Special Meeting of Shareholders of Mad Catz Interactive, Inc. (the “Company”), the shareholders of the Company approved the Mad Catz Interactive, Inc. Stock Option Plan - 2007 (the “2007 Option Plan”). A description of the material terms of the 2007 Option Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 13, 2007, and a copy of the 2007 Option Plan approved by the Company’s shareholders was filed with the Securities and Exchange Commission as definitive additional proxy materials on Schedule DEFA14A on September 26, 2007.

The 2007 Option Plan is filed as Exhibit 99.1 hereto, and is incorporated herein by reference. The form of Stock Option Agreement for grants of stock options under the 2007 Option Plan is filed as Exhibit 99.2 hereto, and is incorporated herein by reference.

On October 2, 2007, the Company issued a press release announcing the approval of the 2007 Option Plan. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Mad Catz Interactive, Inc. Stock Option Plan - 2007

99.2	Stock Option Agreement under the Mad Catz Interactive, Inc. Stock Option Plan - 2007

99.3	Press Release, dated October 2, 2007, issued by Mad Catz Interactive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2007	MAD CATZ INTERACTIVE, INC.

	By:	/s/ STEWART HALPERN
	Name:	Stewart Halpern
	Its:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Mad Catz Interactive, Inc. Stock Option Plan - 2007

99.2	Stock Option Agreement under the Mad Catz Interactive, Inc. Stock Option Plan - 2007

99.3	Press Release, dated October 2, 2007, issued by Mad Catz Interactive, Inc.